UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2008
U.S. AUTO PARTS NETWORK, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17150 South Margay Avenue, Carson, CA 90746
(Address of principal executive offices) (Zip Code)
(310) 735-0085
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On December 9, 2008, U.S. Auto Parts Network, Inc. (the “Company”) entered into a Separation Agreement and Release of Claims (the “Separation Agreement”) with Michael J. McClane, the Company’s Chief Financial Officer, Executive Vice President, Treasurer and Secretary, who resigned from such office effective December 11, 2008. Under the Separation Agreement, Mr. McClane is entitled to severance payments equivalent to one year salary, and the payment of a bonus for 2008 pari passu with that of the CEO, if any. In addition, the Company entered into a Consulting Agreement with Mr. McClane. Pursuant to the Consulting Agreement, Mr. McClane will receive a retainer, and consulting fees to be billed by the hour on an as needed basis by the Company, but the Consulting Agreement shall terminate no later than March 31, 2009.

Item 9.01	Exhibits

(d)    Exhibits.   The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Separation Agreement and Release of Claims, dated December 9, 2008, between the Company and Michael J. McClane

10.2	Consulting Agreement, dated December 9, 2008, between the Company and Michael J. McClane

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 9, 2008                                                    U.S. AUTO PARTS NETWORK, INC.

By:   /s/ SHANE EVANGELIST
Shane Evangelist
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and Release of Claims, dated December 9, 2008, between the Company and Michael J. McClane

10.2	Consulting Agreement, dated December 9, 2008, between the Company and Michael J. McClane